Exhibit 99.1
Swift Transportation Co., Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(unaudited)
(in thousands, except per share amounts)

		Three Months Ended
		March 31,
	2007		2006*

Operating revenue	$727,150	100.0%	$762,596	100.0%
Operating expenses:
Salaries, wages and employee benefits	233,145	32.1%	228,631	30.0%
Operating supplies and expenses	65,381	9.0%	61,604	8.1%
Fuel	148,119	20.4%	144,161	18.9%
Purchased transportation	130,187	17.9%	138,198	18.1%
Rental expense	13,948	1.9%	11,712	1.5%
Insurance and claims	36,000	5.0%	35,825	4.7%
Depreciation, amortization and impairments	57,337	7.9%	55,594	7.3%
Gain on disposal of property and equipment	(210)	0.0%	(1,294)	-0.2%
Communication and utilities	7,292	1.0%	7,332	1.0%
Operating taxes and licenses	15,850	2.2%	13,679	1.8%

Total operating expenses	707,049	97.4%	695,442	91.2%

Operating income	20,101	2.6%	67,154	8.8%

Interest expense	5,144	0.7%	6,690	0.9%
Interest income	(684)	-0.1%	(422)	-0.1%
Other income	(615)	-0.1%	(239)	0.0%

Earnings before income taxes	16,256	2.1%	61,125	8.0%
Income taxes	6,258	0.9%	23,271	3.1%

Net earnings	$9,998	1.2%	$37,854	4.9%

Diluted earnings per share	$0.13		$0.50

Shares used in per share calculations	76,124		75,564

*	Results for the three months ended March 31, 2006 include adjustments to the previously reported quarters of 2006 for the impact of the adoption of SEC Staff Accounting Bulletin (“SAB”) 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.

Swift Transportation Co., Inc. and Subsidiaries
Net Earnings Reconciliation Table (a)
(unaudited)
(in thousands, except per share amounts)

	Three months ended
	March 31,
	2007	2006*
Net earnings	$9,998	$37,854

Adjustment to market value of interest derivative agreements	(36)	(811)
Litigation settlement	—	(5,150)

	9,962	31,893
Income tax effect	14	2,265

Adjusted net earnings	$9,976	$34,158

Shares used in per share calculations	76,124	75,564

Adjusted earnings per share	$0.13	$0.45

(a)	Management believes the presentation of earnings without the impact of the adjustments noted above is useful in comparing the results from period to period due to the historical volatility of the interest rate derivative agreements and the infrequent nature of the litigation settlement. Adjusted net earnings should be considered in addition to, not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.

*	Results for the three months ended March 31, 2006 include adjustments to the previously reported quarters of 2006 for the impact of the adoption of SEC Staff Accounting Bulletin (“SAB”) 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.

Swift Transportation Co., Inc. and Subsidiaries
Operating Statistics
(Unaudited)
(Excluding Fuel Surcharge)

	Three months ended
	March 31,
	2007	2006*
Total Miles(a)	422,416	454,279
Loaded Miles(a)	366,102	398,163
Loaded Miles per Trip	490.4	538.1
Loaded Miles per Tractor per Week	1,679	1,853
Trucking Revenue*	$597,766	$641,819
Revenue per Tractor per Week	$2,742	$2,987
Revenue per Loaded Mile	$1.6328	$1.6119
Average Linehaul Tractors	16,771	16,526
Deadhead Percentage	13.33%	12.35%
Period End Linehaul Tractor Count
Company	14,979	14,162
Owner Operator	2,955	3,315
Total	17,934	17,477

(a)	In Thousands

*	Results for the three months ended March 31, 2006 include adjustments to the previously reported quarters of 2006 for the impact of the adoption of SEC Staff Accounting Bulletin (“SAB”) 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.
Swift Transportation Co., Inc. and Subsidiaries
Selected Balance Sheet Data
(in thousands)

	March 31,
	2007	December 31,
	(unaudited)	2006
Cash	$71,846	$47,858
Total Assets	$2,099,880	$2,110,648
Debt and securization	$360,000	$380,000
Total Liabilities	$1,073,916	$1,096,425
Equity	$1,025,964	$1,014,223

Swift Transportation Co., Inc. and Subsidiaries
Selected Cash Flow Statement Data
(unaudited)
(in thousands)

	Three months ended March 31,
	2007	2006
Net cash provided by operating activities	$82,177	$119,231

Capital expenditures (net of disposal proceeds)	$(46,842)	$(5,216)
Other investing activities	7,573	9,433

Net cash (used in) provided by investing activities	$(39,269)	$4,217

Purchase of treasury stock	$(3,667)	$(27,569)
Other financing activities	(15,240)	(55,102)
Effect of exchange rate changes on cash	(13)	(37)

Net cash used in financing activities, including the effect of exchange rate changes on cash	$(18,920)	$(82,708)